EXHIBIT 10.5 - STOCK OPTION AGREEMENT


                                                                [EXECUTION COPY]

                             STOCK OPTION AGREEMENT

                  This STOCK OPTION AGREEMENT ("Agreement"), dated as of September 24, 1997, is by and among Viad Corp, a Delaware corporation (the "Parent") and Game Financial Corporation, a Minnesota corporation (the "Company").

                                    RECITALS:

                  WHEREAS, the Company and the Parent have determined that their respective best interests and the best interests of their respective shareholders would be served by combining their businesses and operations and, for such purpose, the Company and the Parent concurrently herewith are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") providing for the merger of a subsidiary of the Parent with and into the Company (the "Merger");

                  WHEREAS, as a condition to the Parent's willingness to enter into the Merger Agreement, Parent has requested and Company hereby agrees, subject to the terms and conditions set forth in this Agreement, to grant to Parent an irrevocable option to purchase One Million Five Hundred Thousand (1,500,000) shares of the Company's Common Stock ("Shares"), as more fully set forth herein.

                                   AGREEMENT:

                  NOW, THEREFORE, in order to induce Parent to enter into the Merger Agreement, and in consideration of the premises and the representations, warranties, covenants and agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows (capitalized terms used herein without definition having the meanings set forth in the Merger Agreement):

         Section 1. Option to Purchase Shares.

                  (a) Subject to the terms and conditions contained in this Agreement, the Company hereby grants to Parent an irrevocable option to purchase one million five hundred thousand (1,500,000) shares of the Company's Common Stock (the "Option Shares").

                  (b) The purchase price of each Option Share to be purchased by the Parent pursuant to the option provided for in this Agreement (the "Option") shall be $10.00 per share (the "Purchase Price"), to be paid in cash ("Purchase Consideration").

         Section 2. Representations and Warranties of Company.

                  Company represents and warrants to Parent that:

                  (a) The Company has full power and capacity to execute and deliver this Agreement.

                  (b) This Agreement, the grant of the Option, the issuance of the Option Shares and the consideration to be received by the Company for the Option Shares have been duly approved by all corporate action required under the Company's Articles and Bylaws and by the laws of the Company's state of incorporation, and any other Applicable Laws.

                  (c) This Agreement has been duly executed and delivered by the Company, and assuming due execution and delivery hereof by Parent, this Agreement is a valid and binding obligation of

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the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

                  (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of, or be in conflict with or constitute a default under, or require the consent of any person under any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder, except for compliance with the HSR Act.

                  (e) The Company has sufficient authorized and unissued Common Stock and/or issued Common Stock held in treasury to enable it to issue the full number of Option Shares.

                  (f) The representations and warranties of the Company set forth in the Merger Agreement are true and correct and are incorporated herein by this reference as is fully set forth herein.

         Section 3. Representations and Warranties of the Parent.

                  The Parent represents and warrants to the Company that:

                  (a) The Parent is acquiring the Option and, upon exercise of the Option, the Parent would be purchasing the Option Shares for its own account and not with a view toward distribution and will not distribute, resell or offer the Option or the Option Shares or any part thereof or any interest therein unless registered pursuant to the provisions of the Securities Act or unless an exemption from registration is available thereunder.

                  (b) This Agreement has been duly executed and delivered by the Parent, and has been duly authorized by the Parent by all necessary corporate action and, assuming due authorization, execution and delivery hereof by each other party hereto, is a valid and binding obligation of the Parent enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

                  (c) The representations of the Parent set forth in the Merger Agreement are true and correct and are incorporated herein by this reference.

         Section 4. Covenants of Company.

                  Company covenants and agrees as follows:

                  (a) The Company will, at all times, during the term of this Agreement reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or its issued Common Stock held in treasury, or both, the full number of Option Shares deliverable upon exercise of the Option.

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                  (b) Except as required by Applicable Law, Company will not, in any capacity, make any public announcement regarding this Agreement or the Merger without the prior written consent of Parent.

                  (c) Company will promptly take such steps, if any, as may be required insofar as the Company is concerned with respect to filings under the HSR Act and will promptly furnish such additional materials and information as the Federal Trade Commission ("FTC") or the Antitrust Division of the Department of Justice ("Antitrust Division") may require. The Company will promptly furnish to the Parent copies of all communications to Company from, or from such Seller to, the FTC or the Antitrust Division, or any other governmental agency or authority in respect of this Agreement or the Merger, and shall promptly advise Parent of any material oral communications with any such agencies.

         Section 5. Exercise of Option and Closing Date.

                  (a) Provided that no preliminary or permanent injunction or other order against the delivery of Shares covered by the Option has been issued by any court of competent jurisdiction in the United States and remains in effect, Parent may exercise the Option, in whole or in part, at any time and from time to time from the date hereof until the Option Termination Date.

                  (b) In the event Parent wishes to exercise the Option, it shall send to Company written notice (the date of which being herein referred to as the "Notice Date") specifying the total number of Option Shares it intends to purchase from the Company pursuant to such exercise. If prior notification to or approval of any governmental regulatory agency is required in connection with such purchase, Company shall cooperate with Parent in the filing of the required notice or application for approval and the obtaining of such approval and the Closing (as defined below) (or Closings, if Parent exercises the Option in part on multiple occasions) shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

                  (c) Upon the exercise of the Option by the Parent, the closing (the "Closing") of the transactions contemplated herein and the delivery of the Option Shares and the consideration therefor shall occur within three Business Days or earlier if Parent so elects. If any law or regulation shall not permit the purchase of the Shares to be consummated as set forth above, the date for the Closing shall be as soon as practicable following the cessation of such restriction on consummation, but in any event within two Business Days after such cessation. Upon the exercise of the Option by the Parent, the date the Closing occurs is referred to herein as the "Closing Date." The Closing shall occur on the Closing Date at 10:00 A.M. Phoenix time at the offices of counsel to the Parent or at such other time and place as the Parent and the Company may agree.

                  (d) On the Closing Date, upon the exercise of the Option by the Parent, the Company shall deliver to the Parent certificates representing all the Option Shares, and any opinions of counsel or other documents required by the transfer agent of the Company to permit the transfer of the Option Shares to the Parent. As consideration for the delivery of each Option Share, Parent shall pay on the Closing Date the Purchase Consideration, payable by wire transfer of immediately available funds to the account of the Company (in accordance with written instructions to be provided by Company).

                  (e) Upon the giving by Parent to Company of the written notice of exercise of the Option and the payment of the Parent Consideration to the Company, Parent shall be deemed to be the holder of record of the Option Shares of such Company Common Stock fully paid for, notwithstanding that the stock transfer books of Company shall then be closed or that certificates representing such Option Shares shall not then be actually delivered to Parent. Company shall pay all expenses, and any and all

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United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates pursuant to this Agreement in the name of Parent or its assignee, transferee, or designee.

         Section 6. Conditions to Obligations of the Parent.

                  Upon providing notice of Parent's interest in exercising the Option, the obligations of Parent to consummate the purchase of the Option Shares are, at the option of Parent, subject to the conditions that on or before the Closing Date:

                  (a) The representations and warranties contained in this Agreement shall be true and correct in all material respects on the date when made and on and as of the Closing Date as if made on and as of such date and the Company shall have performed in all material respects its covenants and obligations contained in this Agreement;

                  (b) The representations and warranties of Company contained in the Merger Agreement and of Gary A. Dachis in the Selling Shareholder's Agreement shall be true and correct in all material respects on the date when made and on and as of the Closing Date as if made on and as of such date;

                  (c) No injunction or other order issued by any federal or state court preventing the consummation of the Merger or this Agreement shall be in effect; and

                  (d) There shall have occurred no Company Material Adverse Effect.

         Section 7. Conditions to Obligations of Company.

                  The obligations of the Company to consummate the sale of the Option Shares are, at the option of the Company, subject to the conditions that on or before the Closing Date:

                  (a) The representations and warranties of the Parent contained in this Agreement shall be true and correct in all material respects on the date when made and at and as of the Closing Date as if then made and the Parent shall have performed in all material respects its covenants and obligations contained in this Agreement;

                  (b) No injunction or other order issued by any federal or state court preventing the consummation of this Agreement shall be in effect; and

                  (c) The Merger Agreement shall not have been terminated by the Company in accordance with Section 9.1 of the Merger Agreement.

         Section 8. Registration Rights.

                  (a) Demand Registration Rights. Subject to the conditions of 8(c) below, Company shall on no more than two occasions, if requested by Parent, including Parent and any permitted transferee acquiring at least 10% of the shares of Company Common Stock represented by the Option on the date hereof (each, a "Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all Option Shares or other securities that have been acquired by the Selling Shareholders upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the

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Selling Shareholder in such request, including without limitation a "shelf"
registration statement under Rule 415 under the Securities Act or any successor provision, and Company shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws, provided, however, that Company shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                  (b) Additional Registration Rights. If Company at any time after the exercise of the Option proposes to register any shares of Company Common Stock under the Securities Act, Company will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within thirty (30) days after receipt of any such notice (which request shall specify the number of shares of Company Common Stock intended to be included in such public offering by the Selling Shareholder), Company will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such public offering, provided, however, that Company may elect to not cause any such shares to be so registered (i) if such public offering is to be underwritten and the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor form. If some but not all the shares of Company Common Stock, with respect to which Company shall have received requests for registration pursuant to this Section 8(b), shall be excluded from such registration, Company shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Company Common Stock registered for sale.

                  (c) Conditions to Required Registration. Company shall use all reasonable efforts to cause each registration statement referred to in Section 8(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Company may delay any registration of Option Shares required pursuant to Section 8(a) above for a period not exceeding ninety
(90) days provided Company shall in good faith determine that any such registration would adversely affect Company (provided that this right may not be exercised more than once during any twelve month period).

                  In addition, Company shall not be required to maintain the effectiveness of any registration statement after the expiration of six (6) months from the effective date of such registration statement. Company shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Company shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                  (d) Expenses. Except where applicable state law prohibits such payments, Company will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Company so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section 8(a) or 8(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 8(a) or 8(b) above.

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                  (e) Indemnification. In connection with any registration under
Section 8(a) or 8(b) above, Company hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Company in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Company by such indemnified party expressly for use therein, and Company and each officer, director and controlling person of Company shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Company in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Company by or on behalf of such Selling Shareholder or such underwriter, as the case may be, expressly for such use.

                  Promptly upon receipt by a party indemnified under this
Section 8(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 8(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 8(e) except to the extent the indemnified party is materially prejudiced thereby. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or
(iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                  If the indemnification provided for in this Section 8(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Company, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Company, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim, provided, however, that in no case shall any

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Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. Any obligation by any Selling Shareholder to indemnify shall be several and not joint with other holders.

                  In connection with any registration pursuant to Section 8(a) or 8(b) above, Company and each Selling Shareholder (other than Parent) shall enter into an agreement containing the indemnification provisions of this
Section 8(e). In the event of an underwritten public offering pursuant to
Section 8(b), the Company and the Selling Shareholders shall enter into an underwriting agreement containing customary terms and provisions; provided that the indemnification provisions as they relate to Selling Shareholders shall contain substantially the same limitations as the provisions set forth herein.

                  (f) Miscellaneous Reporting. Company shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholder thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144. Company shall at its expense provide Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

         Section 9. No Brokerage Fee.

                  The parties represent and warrant to each other that, as a result of the consummation of transactions contemplated by this Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by (i) this Agreement; or (ii) the Merger Agreement (except as disclosed therein).

         Section 10. Specific Performance.

                  Parent hereby advises the Company that the transactions contemplated by this Agreement and the Merger Agreement represent a unique opportunity for the Parent to acquire the business and operations of Company; and that such acquisition presents a unique opportunity for the Parent to strengthen its financial condition so as to permit the Parent to expand its current operations and possibly to acquire additional businesses, and to improve its future earnings. Company recognizes that its failure to carry out the terms of this Agreement could result in financial injury to Parent which would be substantial, irreparable and not susceptible of measurement. Accordingly, Company agrees that Parent shall be entitled to (i) require the Company specifically to perform its obligations under this Agreement and (ii) sue in any court of competent jurisdiction to obtain such specific performance and to enjoin any transaction inconsistent therewith to which Company may, directly or indirectly, have become or propose to become a party. Company further agree to waive any requirement for a bond and not to contest any of the matters set forth in the first sentence of this Section, in the event of any attempt by Parent to seek any such remedy.

         Section 11. Termination of Stock Option Agreement and Option.

                  This Agreement and the Option shall automatically terminate on the Option Termination Date. Subject to Applicable Laws, the Option Termination Date shall be the earlier of (i) the Effective Date, if the Merger is consummated, (ii) the termination date of the Merger Agreement, if the Merger Agreement is terminated pursuant to Section 9.1(a), 9.1(b)(iii) or 9.1(b)(iv) (unless the failure to close was due to failure of Company to perform its obligations under the Merger Agreement, in which case the Option will terminate pursuant to subparagraph (iii) of this Section 11), or 9.1(c)(iv), 9.1(c)(v) (unless the failure to qualify as a pooling of interest was due to the actions or inactions of the Company or Dachis), or 9.1(d)(i), 9.1(d)(ii), 9.1(d)(iii), 9.1(d)(iv) (if the failure to qualify as a tax-free reorganization was due to the actions or inactions of Parent or Acquisition Sub) of the Merger Agreement, or (iii) January 31, 1999, unless the Termination Date is extended by the agreement of the parties to the Merger Agreement, in which case the Option Termination Date under subsection (iii) shall be one year from the Termination Date.

         Section 12. Miscellaneous.

                  (a) Payment of Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

                  (b) Amendments; Assignability. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party or parties sought to be affected. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties; provided, however, that Parent may assign its rights to purchase the Shares pursuant to this Agreement to any subsidiary or affiliate of Parent without such prior written consent. This Agreement does not create or confer any rights in favor of any third person or entity which is not a party to this Agreement. The Company, by executing this Agreement, hereby authorizes Ravich, Meyer, Wilson, Kirkman, McGrath & Nauman, P.A. to act as its agent with respect to all matters in this Agreement relating to the Company, including any amendments or waivers to or matters required to be taken in connection with, and receipt of notices under, this Agreement.

                  (c) Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by, the Parent and the Company and their respective successors, representatives and permitted assigns, as the case may be.

                  (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice).

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                           (i)      If to Parent, to:

                                    Viad Corp
                                    1850 North Central Avenue
                                    Phoenix, Arizona  85077
                                    Attn:  Peter Novak, Esq.
                                    Telephone:  (602) 207-5913
                                    Fax:  (602) 203-5480

                                    with copies to :

                                    Travelers Express Company, Inc.
                                    1550 Utica Avenue South
                                    Mail Stop 8060
                                    Minneapolis, Minnesota  55416
                                    Attn:  Michael Berry
                                    Telephone:  (612) 591-3820
                                    Fax:  (612) 591-3870

                                    and to:

                                    Bryan Cave LLP
                                    2800 North Central Avenue
                                    Phoenix, AZ  85004
                                    Attn:  Frank M. Placenti, Esq.
                                    Telephone:  (602) 280-8451
                                    Fax:  (602) 266-5938

                           (ii)     If to the Company, to:

                                    Game Financial Corporation
                                    13705 First Avenue North
                                    Minneapolis, Minnesota  55441
                                    Attn:  Gary A. Dachis
                                    Telephone:  (612) 404-6580
                                    Fax:  (612) 476-8071

                                    with copies to:

                                    Ravich, Meyer, Wilson, Kirkman, McGrath &
                                      Nauman, P.A.
                                    4545 IDS Center
                                    Minneapolis, Minnesota  55402
                                    Attn:  Paul H. Ravich, Esq.
                                    Telephone:  (612) 332-8511
                                    Fax:  (612) 332-8302

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or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

                  (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

                  (f) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota applicable to contracts made and to be performed therein. Each Seller and the Company (i) hereby irrevocably submits to the jurisdiction of, and agrees that any suit by it shall be brought only in, the state and federal courts located in the City of Minneapolis and State of Minnesota for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the transactions contemplated hereby, and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement, or the transactions contemplated hereby, may not be enforced in or by such court. The Company hereby irrevocably designates and appoints Ravich, Meyer, Wilson, Kirkman, McGrath & Nauman, P.A., who has agreed to accept process on behalf of the Company, as its authorized agent to receive service of process on its behalf in connection with any legal matters or proceedings pertaining to this Agreement or the transactions contemplated hereby and hereby consents to service of process in any such proceeding by registered or certified mail, return receipt requested, at such address. As an alternative method of service, the Company also irrevocably consents to the service of process in any such matter or proceeding by the delivery of copies of such process to the Company as provided by Section 12(d). Nothing contained in this Section shall affect the right of the Parent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. In the event the Company should commence or maintain any action arising out of or related to this Agreement in a forum other than the state and federal courts located in the City of Minneapolis and State of Minnesota, the Parent shall be entitled to request the dismissal of such action, and the Company stipulates that such action shall be dismissed.

         Section 13. Entire Agreement. This Agreement and the documents or instruments referred to herein including, but not limited to, the Merger Agreement, the Selling Shareholder's Agreement, the Irrevocable Proxy Agreement, the Escrow Agreement and the Stock Option Agreement and their respective Exhibits and Schedules, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained hereof. There are no restrictions, promises, representations, warranties, covenants, or undertakings relating to the subject matter hereof, other than those expressly set forth or referred to herein and therein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Parent and the Company as of the day and year first above written.

                                       VIAD CORP, a Delaware corporation


                                       By: /s/ Philip W. Milne
                                          -------------------------------------
                                          Name:  Philip W. Milne
                                          Title: President and CEO of
                                                 Travelers Express Company, Inc.


                                       GAME FINANCIAL CORPORATION, a
                                       Minnesota corporation


                                       By: /s/ Gary A. Dachis
                                          -------------------------------------
                                          Name:  Gary A. Dachis
                                          Title: Chief Executive Officer and
                                                 Chairman of the Board